                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
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          Rule 14a-11(c) or Rule 14a-12

                        INTEGRATED CIRCUIT SYSTEMS, INC.
______________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[PRESS RELEASE]

INTEGRATED CIRCUIT SYSTEMS CHAIRMAN-ELECT ISSUES LETTER TO SHAREHOLDERS


VALLEY FORGE, Pa. and SAN JOSE, Calif. -- Dec. 15, 1998--
     Chairman-Elect Rudolf Gassner Urges Shareholders to Support
              Management at Annual Meeting on December 30

Rudolf Gassner, Chairman-elect of Integrated Circuit Systems Inc. (NASDAQ:ICST), today issued a letter to shareholders urging support of the management's slate at the Company's Annual Meeting to be held on December 30, 1998. The Letter to Shareholders is in response to a disruptive, costly, and invalid proxy fight being waged by Dr. Stavro Prodromou, the former CEO of ICS who resigned from the Company last March following a negative review by the Board of Directors.

Mr. Gassner cited the following reasons for rejecting a dissident slate:

1. Dr. Prodromou's nominations are not in the best interests of shareholders, and are invalid and disruptive.

2. The ICS board is committed to enhancing and sustaining shareholder value by focusing on core competencies.

3. ICS' new corporate governance program is designed to ensure increased responsiveness to shareholders.

4. Dr. Prodromou not only has proven to be ineffective, and often detrimental in the management of this and other companies in the past, but he also brings a troubling background and offers only vague generalizations about his plans for ICS.

Attached is the full text of the letter sent to shareholders.

Integrated Circuit Systems Inc. is a manufacturer of integrated circuit products focusing on the design and marketing of mixed signal integrated circuits for frequency timing, multimedia and data communications applications. The Company is headquartered in Valley Forge, Pennsylvania with a major facility in San Jose, California.